EXHIBIT 10.1

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT dated January 02, 2019 ("Agreement"), by and among Fellazo Corp, a corporation organized and existing under the laws of Nevada ("Buyer"), and Yap Kit Chuan (the "Seller")

W I T N E S S E T H:

WHEREAS, the Seller owns eighty thousand shares of the capital stock of Fellazo Berhard, a corporation organized and existing under the laws of Malaysia ("Company"), and

WHEREAS, the shares of the Company owned by the Seller constitute eighty percent (80%) of the issued and outstanding stock of the Company, and

WHEREAS, Buyer wishes to buy and the Seller wishes to sell to Buyer, on the terms and for the consideration hereinafter provided, forty-nine thousand (49,000) shares equaling forty nine percent (49%) of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth and other good and valuable consideration, Buyer and Seller hereby agree as follows:

1. PURCHASE OF COMPANY COMMON STOCK.

1.1 Sale of Common Stock. Upon the terms and subject to the provisions of this Agreement, the Seller agrees that he will sell, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities whatsoever, forty-nine thousand (49,000) shares of duly and validly issued, fully paid and non‑assessable common stock ("Purchased Stock") of the Company owned by the Seller.

1.2 Consideration for Sale and Transfer of the Purchased Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Seller herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Stock to Buyer, Buyer agrees to pay and deliver to the Seller a purchase price for the Purchased Stock of eleven million two hundred sixty-four thousand (11,264,000) voting shares of common stock of the Buyer (the “Shares”), to be executed simultaneously with this agreement (the Shares shall be referred to as the “Stock Purchase Price”).

2. THE CLOSING AND PAYMENT OF STOCK PURCHASE PRICE.

2.1 Closing. The closing ("Closing") with respect to the acquisition of the Purchased Stock under this Agreement and all other transactions contemplated hereby shall take place at Seri Kembangan, Malaysia on February 28, 2019. The time and date of the Closing is hereinafter called the "Closing Date."

2.2 Payment of Stock Purchase Price. At the Closing, the Buyer shall deliver the Stock Purchase Price by way of a stock certificate evidencing the Shares, or in book entry form at the offices of the transfer agent of the Buyer, at the discretion of the Seller, and if in certificate form the Buyer’s Stock will be delivered to the Seller at the location designated by Seller.

2.3 Transfer of Purchased Stock. At the Closing, the Seller shall deliver to Buyer or its nominee the Purchased Stock, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever. Said transfer shall be effected by delivery to Buyer of one or more stock certificates. The Seller acknowledges that the Purchased Stock is unique and not otherwise available, and agrees that, in addition to any other available remedies; Buyer may seek any equitable remedies to enforce performance by the Seller hereunder, including, without limitation, an action for specific performance, and Buyer agrees and acknowledges that in the event of a breach hereof by Buyer, Seller may seek any equitable remedies to enforce performance by the Buyer hereunder, including without limitation, an action for specific performance.

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3. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

Seller hereby represents, warrants and agrees as of the date hereof and as of the date of the Closing as follows:

3.1 Organization and Qualification of Company. The Company is duly organized, validly existing and in good standing under the laws of Malaysia. The Company has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it. Company is duly qualified, licensed and authorized to do business as a corporation and is in good standing as a corporation in the jurisdictions in which it conducts business, and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction, except where the failure to be so qualified would not result in a material adverse effect on the Seller’s property, operations or financial condition (“Company Material Adverse Effect”).

The minute books of the Company contain correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto and restatements thereof.

3.2 Authority of Company and the Seller. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of Seller as party thereto and shall be enforceable in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, by the exercise of judicial discretion in accordance with general equitable principles, and by equitable defenses that may be applied to the remedy of specific performance. The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Seller or the Company have been duly authorized by all necessary action of Seller and, with respect to Company, are within Company's corporate powers, and will not:

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(i) result in a breach of or constitute a default or result in any right of termination or other Company Material Adverse Effect under any indenture or loan or credit agreement of any of the Seller or the Company, or any other material agreement, lease or instrument to which any of the Seller or the Company is a party or by which the property of any of the Seller or the Company is bound or affected;

(ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Stock or any property or assets now owned, leased or used by the Company;

(iii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to Seller;

(iv) violate any provisions of the Certificate of Incorporation or By‑Laws of the Company, or

(v) require any approval, consent or waiver of, or filing with, any entity, private or governmental.

3.4 Capitalization. The Purchased Stock has been duly and validly authorized, and is duly and validly issued, fully paid and non‑assessable. The Purchased Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever. There are no other type of equity securities of Company outstanding on the date hereof and there are no existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating the Company to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Company. The Company has no capital stock of any class authorized or outstanding except as identified herein. The Purchased Stock represents forty-nine percent (49%) of the issued and outstanding capital stock of the Company.

3.5 Valid Title to Purchased Stock. The Seller will deliver to Buyer valid and marketable title to the Purchased Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever.

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3.7 Conduct of the Business. The Company is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body which prohibits or materially adversely affects or upon the consummation of the transactions contemplated hereby would prohibit or materially adversely affect: (i) the use of any or all of the assets and property of Company necessary for operation in the ordinary and usual course of business; or (ii) the conduct of its business and operations, in each case, in all material respects in substantially the same manner as such business has been conducted by it. The Company has all properties and rights, as of the date hereof, necessary to conduct the business and operations of the Company in all material respects in substantially the same manner as such business has been conducted by it prior to the date hereof.

3.8 Certificate of Incorporation. The Certificate of Incorporation of the Company and all amendments thereto to the Articles have been validly adopted by the stockholders and directors of the Company and the Certificate of Incorporation, as amended, is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

3.9 Bylaws. The Bylaws of the Company, and all amendments to the Bylaws, have been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.10 Shareholders. The Company has three (3) other stockholders other than the Buyer, who when combined with the remaining shares of the Company’s stock, will collectively control fifty-one percent (51%) of the issued capital stock of the Company.

3.11 Disclosure. No representation or warranty in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

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3.12 Subsidiaries and Investments. The Company has no subsidiaries and does not own any securities of or other interests or interests in, any firm, corporation, partnership, joint venture, trust, association, estate, joint stock company, organization, enterprise or entity, except temporary investments in the ordinary course of business.

3.13 Assets.

(a) Physical Assets, Cash, Machinery. All assets of the Company included in Company's unaudited Balance Sheet for month ended September 30, 2018, (as hereinafter defined as “Financial Statement”), other than those disposed of since Financial Statement date in the ordinary course of business, together with the Company’s contract and other third party rights, are at the date of the Closing, the material assets associated with and necessary to the business and operations of Company as presently conducted, provided. With respect to any machinery, equipment and personal property owned by the Company, Seller makes no representation, warranty, express or implied, including in particular the implied warranties of merchantability and fitness for a particular purpose or condition, other than the warranty of title and that such machinery, equipment and personal property is substantially adequate for current needs and production levels of the Company, including the processing of the existing backlog on a basis consistent with the Company's past practice. The machinery, equipment and other like assets will be, up to the Closing, operated in a manner substantially consistent with the Company's present operating practices.

(b) Liens. The Company has good and marketable title to all its assets, including, without limiting the generality of the foregoing, those reflected in the Financial Statements, except as since sold or otherwise disposed of in the ordinary and normal course of business on commercially reasonable terms, free and clear of all claims, liens, pledges, charges, mortgages, security interests, encumbrances, equities or other imperfections of title of any nature whatsoever, except for liens for current taxes and assessments not yet due and payable.

(c) Inventory. The inventory of the Company reflected in the Financial Statement or existing at the date hereof has been acquired in the ordinary course of the Company's business, and is of a quality and quantity saleable in the ordinary course of the Company's business at prevailing market prices; is valued at lower of cost or market and reflects write‑downs to realizable values in the case of items which have become unsalable or slow moving (except at prices less than cost) through regular distribution channels in the Company's business.

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Subject to write‑downs complying with the preceding paragraph, the values of the inventory stated in the balance sheet and on the books of the Company reflect the Company's normal inventory valuation policies and were determined in accordance with internationally accepted accounting principles, practices and methods consistently applied. Since the Financial Statement date, no inventory items have been sold or disposed of except through sales in the ordinary course of business.

3.14 Patents, Trade Names, Trademarks and Copyrights.

All patents, patent applications, trade names, registered or common law trademarks, trademark applications and copyrights owned by or licensed to Company are listed in the Financial Statement, and as and to the extent indicated in the Financial Statement have been duly registered in, filed in the corresponding offices of other countries or other jurisdictions and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in each such country or other jurisdictions, as and to the Seller’s knowledge, use of said patents, trade names, trademarks or copyrights does not require the consent of any third party and the same are freely transferable and are owned exclusively by Company free and clear of any attachments, liens, encumbrances or adverse claims. No outstanding order, decree, judgment or stipulation, and no proceeding charging Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or, to the Seller’s knowledge, is threatened to be filed. The Company does not currently use or rely upon any third party patent, trade name, trademark or copyright in order to conduct its business as presently being conducted.

To the Seller’s knowledge, the Company has the right to use, free and clear of any claims or rights of any third party, all trade secrets, customer lists, know‑how and any other confidential information required for or used in the marketing of all products being sold by Company, including, without limitation, any products licensed by Company from others. To the Seller’s knowledge, the Company is not in any way making any unlawful or wrongful use of any trade secrets, customer lists, know‑how or any other confidential information of any third party, including, without limitation, any former employer of any present or past employee of Company. Neither the Seller nor, to the Seller’s knowledge, any officer, director or key employee (which shall mean any person at or above the office of Vice President) of the Company is a party to any non‑competition agreement, non‑disclosure agreement, or similar agreement with any third party.

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3.16 List of Contracts. Except for the contracts, commitments, plans, agreements and licenses described in the Financial Statement, and except for items involving less than twenty-five thousand dollars (US$25,000), the Company is not a party to, nor is any of its properties or assets subject to or otherwise bound by, any:

(a) Contract with any present or former stockholder, director, officer or employee, agent or consultant;

(b) Collective bargaining agreement (or any side agreement, local understanding or settlement agreement relating to any such collective bargaining agreement) or any agreement or contract with any labor union or other employees' association;

(c) Lease or similar agreement regarding any real property or personal property involving annualized payments or potential payments by or to the Company of at least twenty-five thousand dollars (US$25,000);

(d) Any contract involving more than twenty-five thousand dollars (US$25,000) for the future purchase of commodities, inventory, supplies, products, merchandise, services or equipment;

(e) Bonus, pension, profit‑sharing, retirement or any hospitalization, or insurance or similar plan or practice, formal or informal, in effect with respect to employees of the Company or any other person or entity;

(f) Franchise, dealer, distribution, sales or agency contract or commitment;

(g) Any other outstanding contract of sale or any distribution agreement, representative or sales agency agreement, creating any obligation of Company to sell or distribute products in each case involving more than twenty-five thousand dollars (US$25,000);

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(h) Guarantees or indemnities, direct or indirect, current or contingent, of the obligations of customers of the Company or any other person or entity;

(i) Contracts with suppliers, vendors, distributors, clients, customers or others for the future performance of services or provision of goods by or for Company involving more than twenty-five thousand dollars (US$25,000) which are not terminable by the Company on less than sixty (60) days prior notice without penalty;

(j) Insurance policy;

(k) Advertising contract or commitment involving more than twenty-five thousand dollars (US$25,000);

(l) Bank account, lock box or similar depository arrangements;

(m) Any real estate mortgage, loan or credit agreement with any lender, any indenture, pledge, conditional sale or title retention agreement, equipment obligation or lease, or lease purchase agreement in each case that involves more than twenty-five thousand dollars (US$25,000);

(n) Any agreement restricting the freedom of the Company or of its employees, to compete in any line of business, in any geographic area or with any person or entity.

(o) Any other material contracts affecting the Company.

All the contracts and commitments are valid and binding obligations of the Company and, to the Seller’s knowledge, of the other parties thereto in accordance with their respective terms and conditions.

There has been no breach or default of any provisions of any such contract, commitment, lease or other agreement by the Company, or to the Seller’s knowledge, any other party thereto, and nothing has occurred which, with lapse of time or the giving of notice or both, would reasonably be expected to constitute a breach or default by the Company, or to the Seller’s knowledge, by any other party thereto with respect to any such contract or commitment or which would reasonably be expected to cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance, security interest in or upon the Purchased Stock, or the assets of Company. Buyer has been furnished with true and complete copies of all scheduled contracts and commitments.

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3.18 Potential Loss of Investment. Buyer understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

3.19 Investment Purposes. The Seller is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Shares the Seller is acquiring herein. Further, the Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Purchased Stock the Seller is acquiring.

3.21 Restricted Shares. The Seller is aware that the Shares issued hereunder have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and have been offered pursuant to the exemption from registration contained in Section 4(2) of said Act and Regulation D promulgated thereunder on the ground that no public offering is involved, which reliance is based in part upon the representations set forth herein. It is further understood and agreed that the Shares subscribed for hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required.

4. REPRESENTATIONS AND WARRANTIES BY BUYER.

As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1 Organization and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of Nevada. Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted by it.

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4.2 Authority of Buyer. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer and shall be enforceable in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, by the exercise of judicial discretion in accordance with general equitable principles, and by equitable defenses that may be applied to the remedy of specific performance. The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers. The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;

(ii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;

(iii) violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; or

(iv) require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3 Governmental Approvals. All requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all third parties and/or governmental agencies, including without limitation any governmental agency or authority of the United States, or other jurisdiction whose approval is necessary for Buyer to consummate the transactions contemplated by this Agreement have been obtained.

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4.5 Disclosure. No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Seller pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

4.6 Purchase for Investment. Buyer hereby represents and warrants to the Seller that Buyer is acquiring the Purchased Stock for its own account, for investment, and not with a view to the distribution thereof in violation of the Securities Act of 1933 or of the State Laws. Buyer understands that the Purchased Stock has not been registered under the Securities Act of 1933 (the “Act”) or any state securities law, by reason of its sale to the Seller in one or more transactions exempt from registration; and that the Purchased Stock must be held by Buyer indefinitely unless a subsequent disposition thereof is registered under the Act and the state securities laws or is exempt from registration.

Buyer represents and warrants to the Seller that the sale of the Purchased Stock to it hereunder is exempt from registration under the provisions of Section 4(2) of the Act.

4.7 Acknowledgment of Disclaimer of Profits. Buyer expressly acknowledges and agrees that Seller has not made any representation or warranty with respect to the future profitability or financial prospects of the Company after the Closing Date.

4.8 No General Solicitation or Advertising. Neither any Buyer nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act").

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5. COVENANTS OF THE SELLER.

The Seller covenants and agrees as follows throughout the period from the date hereof through and including the Closing:

5.1 Restrictions. Seller shall cause the Company to conduct the business and operations in which it is engaged only in the ordinary course substantially the manner in which such business and operations have been previously conducted and, furthermore, without limiting the generality of the foregoing, Seller shall cause the Company to not (except with the prior written consent of the Buyer which shall not be unreasonably withheld):

(a) Redeem, purchase, repurchase or retire any of the capital stock of the Company, or declare or pay any dividends or make any other payments or distribution upon any of the capital stock of the Company;

(b) Make or permit any material change in or cease in whole or in significant part its present business;

(c) Sell, lease, transfer or otherwise dispose of all or any material portion of its assets including, without limitation, rights to patents, know‑how, intellectual property or other intangible assets or cancel any debts or claims, except sales of inventory in the ordinary course of business or immaterial amounts of other intangible personal property not required in the business;

(d) Make any change in the Certificate of Incorporation or Bylaws of the Company;

(e) Make any change in the authorized or issued and outstanding capital stock of the Company including any changes involving treasury shares;

(f) Grant any options or rights to purchase any securities of the Company;

(g) Effect any dissolution, winding up, liquidation or termination of the business of the Company;

5.2 Notice of Breach. To the extent Seller obtains actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Seller shall notify Buyer in writing promptly of such fact and exercise their reasonable efforts to remedy same to the extent within Seller’s control.

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5.3 Access. Seller will permit Buyer and its advisors, as requested by Buyer, to inspect and copy all Company records and documents in the Company's and Seller’s custody, care or control and to have reasonable access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that Buyer shall not contact the Company's customers, suppliers or employees without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

5.4 Authorization from Others. Seller shall use reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.5 Consummation of Agreement. Seller shall use reasonable best efforts to satisfy all conditions to the Closing that are within their control to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.7 Business Intact; Relationships with Customers and Suppliers. Seller shall use commercially reasonable efforts to keep intact the business of the Company, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

6. COVENANTS OF SELLER AND BUYER.

6.1 Consummation of Agreement. Buyer shall use its reasonable best efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.2 Authorization From Others. Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

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7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

The obligation of Buyer to acquire the Purchased Stock as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Seller set forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Seller and dated as of the Closing Date, in form satisfactory to Buyer.

7.2 Performance of Covenants. Seller shall have performed in all material respects all of their covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and Buyer shall have received a certificate to such effect, executed by the Seller and dated as of the Closing Date, in form satisfactory to Buyer.

7.3 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

7.4 Corporate Action. All corporate action necessary to authorize (i) the execution, delivery and performance by Seller of this Agreement and any other agreements or instruments contemplated hereby to which Seller is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Seller.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE.

The obligation of Seller to sell the Purchased Stock as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Seller, of the following conditions:

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8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date.

8.2 Performance of Covenants. Buyer shall have performed in all material respects all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and the Seller shall have received a certificate to such effect, executed by the President or any Vice President of the Buyer and dated as of the Closing Date, in form satisfactory to Seller.

8.3 Corporate Action. All corporate action necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Buyer, and the Seller shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Buyer, certified by the CEO, Secretary or Assistant Secretary of Buyer.

8.4 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.5 Delivery of Certificates and Documents to Seller. If requested by the Seller, Buyer shall have delivered, or cause to be delivered, to the Seller certificates as to the legal existence and good standing of Buyer issued by the State of and/or such other appropriate official thereof.

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9. TERMINATION OF AGREEMENT.

9.1 Termination. At any time prior to the Closing Date, this Agreement may be terminated (i) by the mutual consent of the Buyer and Seller, (ii) by Seller if there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer in its representations, warranties and covenants set forth herein, (iii) by Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the Seller in his representations, warranties and covenants set forth herein that would reasonably be expected to have a Material Adverse Effect, (iv) by the Seller if the conditions stated in Article 8 have not been satisfied at or prior to the Closing Date or (v) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing Date.

9.2 Effect of Termination. If this Agreement shall be terminated as above provided, this Agreement shall become null and void and have no effect and all obligations of the parties hereunder shall terminate without liability of any party to the other; provided however, that nothing in this Section 9.2 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the breach of any covenant made by any other party hereto.

9.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied at or prior to the Closing, Buyer, having otherwise satisfied its obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Article 8 hereof have not been satisfied at or prior to the Closing, the Seller, having otherwise satisfied their obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

9.4 Notice of Breach. To the extent Buyer obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 4 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Buyer shall notify Seller in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Buyer's control.

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10. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

10.1 Survival of Representations and Warranties. All representations, warranties, covenants and obligations herein shall be deemed to have been relied upon by the other party, shall survive the execution and delivery of this Agreement for a period of one year at which time all representations, warranties, covenants and obligations shall terminate.

10.2 Further Assurances. From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

11. INDEMNIFICATION AND SETOFF.

11.1 Indemnification by the Seller. The Seller hereby agrees to defend, indemnify and hold Buyer harmless from and against any damages, liabilities, losses and expenses, excluding consequential, special, punitive and diminution in value damages (including, without limitation, reasonable attorneys' fees) (“Loss”) which may be sustained or suffered by Buyer arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Seller in this Agreement.

11.2 Indemnification by the Buyer. The Buyer hereby agrees to defend, indemnify and hold the Seller harmless from and against any Loss which may be sustained or suffered by the Seller arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants.

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11.3 Notice; Defense of Claims. Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnifying party may take over the defense of such matter so long as such defense is reasonably expeditious, and in the event the indemnifying party is defending such matter, the indemnified party shall not consent to the entry of judgment or enter into any settlement by which such indemnifying party is to be bound and which settlement does not include as an unconditional term the giving by the indemnified party and the claimant or plaintiff to such indemnifying party of a release from all liability in respect to such claim or litigation. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party except to the extent such failure to so notify adversely affects the indemnifying party's ability to defend such claim against a third party. No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

11.4 Exclusive Remedy. An indemnified party’s exclusive remedy for Losses arising out of any breach of any representation, warranty, agreement or covenant of another Party contained herein shall be indemnification pursuant to this Section 11.

11.5 Cooperation. The indemnified party and indemnifying party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the indemnifying party, management employees of the indemnified employees as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

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12. MISCELLANEOUS.

12.1 Taxes. Any taxes in the nature of sales or transfer tax and any stock transfer tax, payable on the sale or transfer of all or any portion of the Purchased Stock or the consummation of any other transaction contemplated hereby shall be paid by Seller.

12.2 Assignability. Neither this Agreement nor any rights or obligations hereunder, are assignable by Seller or the Company, except that Seller may assign his rights hereunder to an affiliate of Seller. The rights of Buyer under this Agreement are assignable in part or wholly to any company controlled by, controlling or under common control with Buyer and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder. In addition, after the Closing, Buyer may assign all of its rights and/or obligations under this Agreement to any person who acquires either the stock of Buyer or the Company, or substantially all of the assets of the Company; provided, however, that any such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

12.4 Section Headings. The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

12.5 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

12.6 Expenses. Except as otherwise provided herein, the Buyer and Seller shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement.

12.7 Notices. Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at such addresses as may hereinafter be designated by such party in writing to other parties.

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12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Nevada.

12.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

12.10 Validity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

12.11 Counterparts and Electronic Signatures. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument. All signatures may be made electronically and such electronic signature is binding as if it were an original.

12.12 Amendments. No amendment or modification of any provision of this Agreement shall be effective unless the same shall be set forth in a writing duly executed by the Seller and Buyer, and then only to the extent specifically set forth therein.

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IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

FELLAZO CORP.

By: HUANG MINXI (DIRECTOR)

Signature: /s/ Huang Minxi_____________________________________

YAP KIT CHUAN:

Signature: /s/ Yap Kit Chuan________________________________________

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